Exhibit 99

FOR IMMEDIATE RELEASE	Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Chad A. Jacobs 203-222-9013 Integrated Corporate Relations

CABELA’S INC. REPORTS SECOND QUARTER RESULTS
-Q2 Total Revenue Increased 23.2% to a Record $343.9 Million-
-Q2 Total Direct Revenue Increased 10.5% -
-Company Reported Q2 Fully-Diluted EPS of $0.09 -
-Company Reiterates Mid-teens Growth Rate Targets-

SIDNEY, Neb. (July 28, 2005) - Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing, and outdoor gear, today reported record financial results for its second fiscal quarter ended July 2, 2005.

Total revenue for the second quarter of fiscal 2005 increased 23.2% to a record $343.9 million compared to $279.1 million for the same period last year. Second quarter net income increased to $6.0 million, or $0.09 per diluted share, compared to $2.0 million, or $0.03 per diluted share for the same period a year ago. As a result of the Company’s initial public offering, weighted average diluted shares outstanding increased 10.6% to 66.3 million for the second quarter of fiscal 2005 compared to 59.9 million for the second quarter of fiscal 2004.

During the second quarter of fiscal 2005, direct revenue increased 10.5% to a record $183.2 million. Total retail revenue increased 13.2% to $109.2 million and same store sales decreased 6.0%, due in part to the strong performance, during the second quarter of fiscal 2004, of the Company’s Hamburg, Pennsylvania, retail store. The Hamburg store contributed 2.8% to the same store sales decline. Financial services revenue increased 103.0% to $30.4 million for the second quarter of fiscal 2005.

Dennis Highby, Cabela’s President and Chief Executive Officer commented, “We are extremely pleased with our second quarter performance, which exceeded our expectations. Importantly, all three of our operating segments achieved double-digit revenue gains, and we experienced increases in both our consolidated gross margin and consolidated operating margin. However, operating margin in our retail segment decreased primarily due to new store pre-opening costs. Based on our strong momentum heading into the key fall and winter selling seasons, we are confident we will achieve our long-term top and bottom line mid-teens growth rates for fiscal 2005.”

Mr. Highby continued, “The second quarter was an exciting period for our company as we successfully opened two new destination retail stores in Texas. Both our Fort Worth and Buda locations are off to a solid start, which gives us a heightened degree of confidence as we enter new markets later this year, including Lehi, Utah in August and Rogers, Minnesota in October. We also put in place a series of strategic initiatives aimed at enhancing our infrastructure and improving our overall retail operations, including the installation of a new labor scheduling system and the implementation of a new on-line training platform for our store associates. We take great pride in our world class level of service and we continually look at ways to improve our processes and better serve our customers.”

“Over the past several months we have taken a number of important steps to increase our liquidity and more efficiently utilize our balance sheet to better support our future growth plans,” continued Mr. Highby. “During the quarter we signed a new five-year $325 million credit facility. We also completed $21 million in sales of land near our Buda, Dundee, Wheeling and Mitchell locations. Furthermore, we have made significant progress with regard to the monetization of certain of our economic bonds. We expect to receive approximately $57 million within the next few weeks from the municipality involved with our Kansas City store as a result of the retirement of Cabela’s owned bonds related to that location.”

Mr. Highby concluded, “Our performance for the first half of fiscal 2005 underscores the ongoing strength of our multi-channel strategy, which includes our direct business, our growing retail operations, and our rapidly expanding financial services division. We remain very encouraged about our future prospects and believe that Cabela’s powerful brand, multi-channel business model and strong financial position distinguishes us from our peers and enhances our competitive position in the marketplace. We are committed to successfully executing our long-term growth strategy in order to maximize value for our shareholders.”

Conference Call Information

A conference call to discuss second quarter fiscal 2005 operating results is scheduled for today (Thursday, July 28, 2005) at 4:30 PM Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the United States, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s Club® VISA credit card through which it offers a related customer loyalty rewards program as a vehicle for strengthening its customer relationships.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements included, but are not limited to, the Company’s statements regarding future growth rate targets and receipt of funds from the retirement of bonds. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable purchase, lease, and/or economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery interruptions; adverse or unseasonal weather conditions; fluctuations in operating results; adverse economic conditions; increased fuel prices; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the “Factors Affecting Future Results” section of the Company's Form 10-K for the fiscal year ended January 1, 2005, which is available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollar Amounts in Thousands) (Unaudited)
ASSETS	July 2, 2005	January 1, 2005

CURRENT ASSETS:
Cash and cash equivalents	$71,068	$248,184
Accounts receivable, net of allowances	29,270	33,524
Credit card loans held for sale	59,463	64,019
Credit card loans receivable, net of allowances	8,189	5,209
Inventories	411,016	313,002
Prepaid expenses and deferred catalog costs	36,720	31,294
Other current assets	39,497	33,255
Total current assets	655,223	728,487

PROPERTY AND EQUIPMENT, NET	438,916	294,141

OTHER ASSETS:
Marketable securities	163,066	145,587
Other	53,919	60,016
Total other assets	216,985	205,603

Total assets	$1,311,124	$1,228,231
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$160,856	$100,826
Unpresented checks net of bank balance	13,944	34,653
Accrued expenses and other liabilities	37,896	50,264
Gift certificates and credit card reward points	92,916	97,242
Accrued employee compensation and benefits	32,177	54,925
Time deposits	41,442	48,953
Revolving credit borrowings	102,000	-
Current maturities of long-term debt	28,731	28,327
Income taxes payable	26,246	38,551
Total current liabilities	536,208	453,741

LONG-TERM LIABILITIES	193,185	208,136

STOCKHOLDERS’ EQUITY	581,731	566,354

Total liabilities and stockholders’ equity	$1,311,124	$1,228,231

CABELA'S INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Dollar Amounts in Thousands Except Per Share and Share Amounts) (Unaudited)
	Three months ended		Six months ended
	July 2, 2005	July 3, 2004	July 2, 2005	July 3, 2004
REVENUES:
Merchandise sales	$292,382	$262,326	$618,977	$558,685
Financial services revenue	30,418	14,986	53,334	31,433
Other revenue	21,072	1,827	22,150	2,938
Total revenues	343,872	279,139	694,461	593,056

COST OF REVENUE:
Cost of merchandise sales	188,848	170,823	402,217	357,796
Cost of other revenue	19,864	1,463	19,856	3,165
Total cost of revenue (exclusive of depreciation and amortization)	208,712	172,286	422,073	360,961
Gross profit	135,160	106,853	272,388	232,095

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	126,338	103,621	252,543	216,160

OPERATING INCOME	8,822	3,232	19,845	15,935

OTHER INCOME (EXPENSE):
Interest income	16	23	450	137
Interest expense	(2,435)	(2,025)	(4,505)	(4,045)
Other income, net	2,939	1,750	5,612	3,330
	520	(252)	1,557	(578)

INCOME BEFORE PROVISION FOR INCOME TAXES	9,342	2,980	21,402	15,357
INCOME TAX EXPENSE	3,326	993	7,619	5,324
NET INCOME	$6,016	$1,987	$13,783	$10,033

EARNINGS PER SHARE:
Basic	$0.09	$0.03	$0.21	$0.17
Diluted	$0.09	$0.03	$0.21	$0.17

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,648,768	58,223,489	64,618,424	57,529,535
Diluted	66,267,571	59,906,085	66,282,574	59,373,374

CABELA’S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollar Amounts in Thousands) (Unaudited)
	Six Months Ended
	July 2, 2005	July 3, 2004

CASH FLOWS FROM OPERATING ACTIVITIES	$(100,534)	$(133,129)

CASH FLOWS FROM INVESTING ACTIVITIES	(136,557)	(50,841)

CASH FLOWS FROM FINANCING ACTIVITIES	59,975	103,060

NET INCREASE IN CASH AND CASH EQUIVALENTS	(177,116)	(80,910)

CASH AND CASH EQUIVALENTS, Beginning of Year	248,184	192,581

CASH AND CASH EQUIVALENTS, End of Period	$71,068	$111,671

(Dollar Amounts in Thousands)
Segment Information:	Three Months Ended		Six Months Ended
	July 2, 2005	July 3, 2004	July 2, 2005	July 3, 2004

Direct revenue	$183,232	$165,869	$412,613	$371,693
Retail revenue	109,150	96,457	206,364	186,992
Financial services revenue	30,418	14,986	53,334	31,433
Other revenue	21,072	1,827	22,150	2,938
Total revenue	$343,872	$279,139	$694,461	$593,056

Direct operating income	$23,233	$18,361	$51,772	$48,537
Retail operating income	5,451	7,572	10,146	18,918
Financial services operating income	17,295	3,949	28,684	10,599
Other operating income (loss)	(37,157)	(26,650)	(70,757)	(62,119)
Total operating income	$8,822	$3,232	$19,845	$15,935

As a percentage of total revenue:
Direct revenue	53.3%	59.4%	59.4%	62.7%
Retail revenue	31.7%	34.6%	29.7%	31.5%
Financial services revenue	8.9%	5.3%	7.7%	5.3%
Other revenue	6.1%	0.7%	3.2%	0.5%
Total revenue	100.0%	100.0%	100.0%	100.0%

As a percentage of segment revenue:
Direct operating income	12.7%	11.1%	12.5%	13.1%
Retail operating income	5.0%	7.9%	4.9%	10.1%
Financial services operating income	56.9%	26.4%	53.8%	33.7%
Total operating income	2.6%	1.2%	2.9%	2.7%

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a GAAP basis. For credit card loans securitized and sold, the loans are removed from the Company’s balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses from credit card receivables the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests for the entire securitized portfolio, as well as, interchange income on the entire managed portfolio.

(Dollar Amounts in Thousands)

	Three Months Ended		Six Months Ended
Financial Services Revenue as reported in the Financial Statements:	July 2, 2005	July 3, 2004	July 2, 2005	July 3, 2004

Interest and fee income	$4,445	$2,628	$8,550	$5,011

Interest expense	(790)	(764)	(1,613)	(1,526)
Net interest income	3,655	1,864	6,937	3,485

Non-interest income:
Securitization income	33,136	20,221	58,919	40,371
Other non-interest income	7,137	5,715	14,571	11,268
Total non-interest income	40,273	25,936	73,490	51,639
Less: Customer rewards costs	(13,510)	(12,814)	(27,093)	(23,691)

Financial Services revenue	$30,418	$14,986	$53,334	$31,433

“Managed” credit card loans represent credit card loans owned by the Company plus securitized credit card loans. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, we believe the following table (see next page) on a “managed” basis is important information to analyze revenue in the financial services segment. The following non-GAAP presentation reflects the financial performance of the credit card loans receivable we own plus those that have been sold and includes the effects of recording the retained interest at fair value. Interest, interchange (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although our financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of its origination and collection activities, which ultimately affects the income received for servicing the portfolio.

(Dollar Amounts in Thousands Except Other Data)

Managed Financial Services Revenue:	Three Months Ended		Six Months Ended
	July 2, 2005	July 3, 2004	July 2, 2005	July 3, 2004
Interest income	$23,676	$16,049	$46,545	$32,271
Interchange income, net of customer reward costs	14,873	8,959	24,562	16,978
Other fee income	4,659	3,553	9,242	7,202
Interest expense	(9,338)	(6,377)	(18,021)	(12,067)
Provision for loan losses	(6,138)	(5,125)	(11,473)	(9,935)
Other	2,686	(2,073)	2,479	(3,016)
Net managed financial services revenue	$30,418	$14,986	$53,334	$31,433

As a Percentage of Managed Credit Card Loans
Managed Financial Services Revenue
Interest income	9.1%	7.5%	9.1%	7.7%
Interchange income, net of customer reward costs	5.7%	4.2%	4.8%	4.0%
Other fee income	1.9%	1.7%	1.7%	1.7%
Interest expense	(3.6)%	(3.0)%	(3.5)%	(2.9)%
Provision for loan losses	(2.4)%	(2.4)%	(2.2)%	(2.4)%
Other	1.0%	(1.0)%	0.5%	(0.6)%
Net managed financial services revenue	11.7%	7.0%	10.4%	7.5%
Average reported credit card loans	$110,695	$78,310	$105,009	$74,659
Average managed credit card loans	$1,038,465	$852,828	$1,022,452	$840,471

Other Data:
Average Active Accounts	699,114	599,802	693,241	593,656
Average Account Balance	$1,485	$1,422	$1,475	$1,416

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